Exhibit 10.7

DIRECTOR INDEMNIFICATION AGREEMENT

THIS DIRECTOR INDEMNIFICATION AGREEMENT is between CBL & Associates Properties, Inc. and CBL & Associates Management, Inc., each a Delaware corporation (collectively, the "Company"), and _________________, a director of the Company (the "Indemnitee"), and is dated as of November 1, 2021.

WHEREAS, the Company believes that in order to attract and retain highly competent persons to serve as directors of the Company, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company;

WHEREAS, the Indemnitee has agreed to serve as a director of the Company; and

WHEREAS, the Second Amended and Restated Certificate of Incorporation, as may be further amended (the "Certificate of Incorporation") and the Fourth Amended and Restated Bylaws, as may be further amended (the “Bylaws”) of CBL & Associates Properties, Inc. provide for certain indemnification of the officers and directors of the Company;

NOW, THEREFORE, in consideration of the Indemnitee's agreement to serve as an officer or director of the Company and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to the covenants set forth herein for the purpose of further securing to the Indemnitee the indemnification referenced in and provided by the Certificate of Incorporation and the Bylaws:

Section 1.In the event that the Indemnitee was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership (including, without limitation CBL & Associates Limited Partnership), joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Indemnitee shall be indemnified, defended and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection therewith and such indemnification, defense and hold harmless obligations shall continue as to the Indemnitee if the Indemnitee ceases to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 4 of this Agreement with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify the Indemnitee in connection

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with a proceeding (or part thereof) initiated by the Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

Section 2.If any proceeding asserted or commenced against the Indemnitee is also asserted or commenced against the Company, the Company shall be entitled, except as otherwise provided herein below, to assume the defense thereof. After notice from the Company to the Indemnitee of the Company’s election to assume the defense of any such proceeding, the Indemnitee shall have the right to employ the Indemnitee’s own counsel in such proceeding, but the expenses of such counsel incurred after notice from the Company to the Indemnitee of the Company’s assumption of the defense thereof shall be at the expense of the Indemnitee and the Company shall not be obligated to the Indemnitee under this Agreement for any expenses subsequently incurred by the Indemnitee in connection therewith other than reasonable costs of investigation and reasonable expenses arising out of the Indemnitee’s participation in the defense of such proceeding, unless (a) otherwise notified by the Company in writing, (b) the Indemnitee’s counsel has reasonably concluded and so notified the Company in writing that there is a conflict of interest between the Company and the Indemnitee in the conduct of defense of such proceeding, or (c) the Company has not in fact employed counsel to assume the defense of such proceeding, in any of which cases the expenses of the Indemnitee in such proceeding shall be reimbursed or paid by the Company with such reimbursement or payment by the Company to be made after delivery to the Company of invoices evidencing the amount of such expenses and payment by or the obligation to pay of the Indemnitee. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company by its stockholders or as to which the Indemnitee’s counsel has made the conclusion set forth in clause (b) above.

Section 3.The Company will not, without the prior written consent of the Indemnitee, which may be provided or withheld in the Indemnitee’s sole discretion, effect any settlement of any proceeding against the Indemnitee unless such settlement solely involves the payment of money by persons other than the Indemnitee and includes an unconditional release of the Indemnitee from all liability arising from or relating to any matters that are the subject of such proceeding.

Section 4.If a claim under Section 1 of this Agreement is not paid in full by the Company within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company.

Section 5.Following any "change in control" of the Company of the type required to be reported under Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the Indemnitee, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

Section 6.The right of indemnification and the payment of expenses incurred in defending any actual or threatened proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of any other right which the Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.The Company shall maintain director’s and officer’s liability insurance (“D&O Insurance”) to protect itself and any director or officer of the Company.  Such D&O Insurance shall be on such terms and pursuant to such policies of insurance as the Company reasonably determines. At the time the Company receives from the Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all reasonably necessary action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy. Such D&O Insurance shall provide coverage to and for the benefit of the Indemnitee  at least to the same extent as that generally provided to any other directors or officers of the Company. The Company agrees that if there is a change in control of the Company, the Company shall maintain (or cause to be maintained) for the benefit of the Indemnitee, the same policy or policies of insurance maintained in accordance with this Section immediately prior to such change in control for a period of six years after the change in control or the termination of this Agreement in accordance with its terms.

Section 8.The right to indemnification conferred by this Agreement shall include the right to be paid by the Company for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by the Indemnitee in the Indemnitee's capacity as a director or officer (and not in any other capacity in which service was or is rendered by the Indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of any actual or threatened proceeding, shall be made only upon delivery to the Company of a written undertaking by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Agreement or otherwise.

Section 9.No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 10.The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. If a court of competent jurisdiction makes a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law.

Section 11.Any proceeding relating to or arising from this Agreement, including without limitation, any proceeding regarding indemnification or reimbursement or payment of expenses arising out of this Agreement, shall only be brought and heard in the Chancery Court in and for the State of Delaware (the “Delaware Court”), and may not be brought in any other judicial forum. The Company hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court, (b) consents to submit to the jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consents to service of process at the Company’s address set forth in the signature line hereto with the same legal force and validity as if served upon the Company personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 12.This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and together constitute one and the same instrument.  To facilitate execution of this Agreement, the parties may exchange counterparts of the signature page by facsimile or electronic mail (e-mail), including, but not limited to, as an attachment in portable document format (PDF), which shall be effective as original signature pages for all purposes.

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement on the day and year first above written.

COMPANY:

CBL & ASSOCIATES PROPERTIES, INC.

By:
Title:

Contact Address:

2030 Hamilton Place Boulevard
CBL Center, Suite 500
Chattanooga, Tennessee 37421
Attn: Chief Legal Officer
423-490-9642 (o)
423-893-4371 (fax)
Jeff.curry@cblproperties.com

CBL & ASSOCIATES MANAGEMENT, INC.

By:
Title:

Contact Address: [same as above]

INDEMNITEE:

Name:

Contact Address: